UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The option agreement, by and between Monticello Raceway Management, Inc. (“MRMI”), a wholly-owned subsidiary of Empire Resorts, Inc. (the “Company”), and EPT Concord II, LLC (“EPT” and, together with MRMI, the “Parties”), originally entered into on December 21, 2011, was further amended by a letter agreement between the Parties, dated August 30, 2013 (the “Letter Agreement” and as amended the “Option Agreement”). Pursuant to the Option Agreement, EPT granted MRMI a sole and exclusive option (the “Option”) to lease certain EPT property located in Sullivan County, New York (the “EPT Property”) pursuant to the terms of a lease (the “Lease”) the form of which was negotiated between the Parties.

Pursuant to the Letter Agreement, MRMI and EPT agreed to extend the Option Exercise Period End Date (as defined in the Option Agreement) from August 30, 2013 to November 30, 2013 and to extend the Final Option Exercise Outside Date (as defined in the Option Agreement) to an unspecified date determined in accordance with the terms of the Letter Agreement described below. Both the Option Exercise Period End Date and the Final Option Exercise Outside Date may be further extended pursuant to the Option Agreement.

If the proposed amendment to the New York State Constitution authorizing up to seven non-tribal casinos at locations to be determined by the Legislature (the “Constitutional Amendment”) is approved by voters in a referendum scheduled for November 2013, (i) MRMI may extend the Option Exercise Period End Date for up to twelve months (the “First Extended Option Exercise Period”) from November 30, 2013 to November 30, 2014 by making monthly option payments (each an “Option Payment”) and (ii) the Final Option Exercise Outside Date will be extended to a date that is 120 days from the earliest to occur of specified triggers relating to whether MRMI is chosen to receive a license to operate one of seven non-trial casinos authorized by the Constitutional Amendment or 60 days from when affiliates of MRMI enter into an agreement to develop a non-tribal casino with someone other than MRMI (each a “Trigger Event”). If a Trigger Event occurs, EPT may, in its sole discretion, extend the Final Option Exercise Outside Date by a maximum of 90 days and, before the Final Option Exercise Outside Date, waive such Trigger Event in writing (in which case the Option Agreement would continue as if such Trigger Event had not occurred).

If the Constitutional Amendment is approved but a Trigger Event has not occurred as of the end of the First Extended Option Exercise Period, (i) MRMI may extend the Option Exercise Period End Date by up to an additional twelve months (the “Second Extended Option Exercise Period”) from November 30, 2014 to November 30, 2015 by making monthly Option Payments at a higher amount. If the Constitutional Amendment is approved but a Trigger Event has not occurred as of the end of the Second Extended Option Exercise Period, MRMI may extend the Option Exercise Period End Date on a monthly basis until the occurrence of a Trigger Event by making monthly Option Payments at an even higher amount. If MRMI exercises the Option and the Lease for the EPT Property is executed between the Parties, any additional amounts paid by MRMI as Option Payments shall constitute prepaid rent and shall be applied against amounts due to EPT as rent under the Lease, if executed. Moreover, until the date EPT obtains a Second Tenant Commitment (as defined and discussed below), fifty percent of all payments received by EPT as Option Payments shall be refundable in the event the Option Agreement is terminated.

If the Constitutional Amendment is not approved, MRMI may extend the Option Exercise Period End Date to May 30, 2014 by making monthly Option Payments. If MRMI has not provided EPT with reasonable comfort by May 30, 2014 that MRMI is reasonably likely to obtain the financing necessary to build a proposed casino project at the EPT Property within 90 days, then the Final Option Exercise Outside Date shall not be extended and the Option Agreement and all other agreements shall terminate.

If a Trigger Event occurs, EPT shall have the immediate right to discuss or negotiate with any other entity with respect to developing a casino or seeking a gaming license regarding the EPT Property and, if MRMI has not exercised the Option by the applicable Final Option Exercise Outside Date, EPT shall have the immediate right to enter into an agreement with another entity to develop a casino or seek a gaming license with respect to the EPT Property.

Pursuant to the Letter Agreement, EPT granted to MRMI the option to purchase the EPT Property together with the other property owned by EPT at the site of the former Concord Resort, which option is exercisable upon the occurrence of a Trigger Event or any time between May 1, 2015 and June 30, 2015, at book value as of the date of the Letter Agreement plus capitalized expenses incurred by EPT after the date of the Letter Agreement through the purchase date and related to the development of the property.

The extensions of the Option Exercise Period and the Final Option Exercise Period pursuant to the Letter Agreement are subject to and on the following terms and conditions:

1.	On the date EPT’s Board of Directors provides an irrevocable notice to proceed with the development of the EPT Property in accordance with the terms of the Master Development Agreement, executed by the parties on December 14, 2012, all payments made by MRMI to EPT pursuant to the Option Agreement to date, which total $1,222,603, shall become non-refundable and will be deemed earned and retained by EPT.

2.	EPT will make good faith, commercially reasonable efforts to enter into an agreement with a second tenant for the project at the EPT property by November 1, 2013 (a “Second Tenant Commitment”). In connection with the receipt of a Second Tenant Commitment, MRMI agreed to reimburse certain out-of-pocket costs and expenses incurred by such tenant, subject to a cap.

3.	The Parties will make good faith efforts to execute the Master Declaration by October 31, 2013.

4.	During the term of the Letter Agreement and other agreements of the Parties, MRMI will make good faith efforts to maintain its license to operate a video gaming facility or to pursue a casino license if the Constitutional Amendment is approved. If the Constitutional Amendment is approved and MRMI fails to diligently pursue a casino license, MRMI shall notify EPT and the Final Option Exercise Outside Date shall be 60 days following the receipt of such notice by EPT.

5.	On or prior to September 30, 2013, MRMI shall provide EPT a certificate of the MRMI Board of Directors which, in substance, waives MRMI’s right to terminate the Master Development Agreement pursuant to Section 14.21 thereof and prohibits MRMI, unless the Option terminates due to the occurrence of a Trigger Event, so long as EPT has provided its notice to proceed, the Master Declaration has been executed and EPT is not in breach of the Option Agreement or any other agreements between the parties, from building or operating a full-scale non-tribal casino in its defined region under the Upstate New York State Gaming Economic Development Act anywhere other than at the EPT Property or building or operating a video gaming facility anywhere other than at MRMI’s existing site or at the EPT Property for a period of five years following the termination of the Option Agreement.

Except for these amendments, the Option Agreement remains unchanged and in full force and effect.

The Company and EPR Properties, the parent entity of EPT, issued a joint press release on the Option Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated September 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2013

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	Chief Executive Officer

Exhibit Index

99.1	Press Release, dated September 3, 2013